[LOGO GRAPHIC APEAR HERE]	Tel: 412/422-9900 Fax: 412/422-3900
Real Estate Group Penn Liberty Plaza I 1300 Penn Avenue, Suite 300 Pittsburgh, PA 15222-4211

November 26, 2008

Mr. Sean M. Teague- Partner
DTZ FHO Partners
One International Place
Boston, MA 02110

RE:
FIFTH AMENDMENT TO AGREEMENT OF LEASE DATED JULY 17, 1990 BY AND BETWEEN THE BUNCHER COMPANY, AS LANDLORD, AND HAEMONETICS CORPORATION, AS TENANT, AS AMENDED BY FIRST AMENDMENT TO AGREEMENT OF LEASE DATED APRIL 30, 1991, AS AMENDED BY SECOND AMENDMENT TO AGREEMENT OF LEASE DATED OCTOBER 18, 2000, AS AMENDED BY THIRD AMENDMENT TO AGREEMENT OF LEASE DATED MARCH 23, 2004, AND AS AMENDED BY FOURTH AMENDMENT DATED MARCH 12, 2008 (COLLECTIVELY “THE LEASE”) COVERING THE PROPERTY LOCATED IN BUNCHER COMMERCE PARK, LEETSDALE, PA (THE “LEASED PREMISES”)

Dear Mr. Teague

Enclosed is one (1) fully executed original of the above referenced Fifth Amendment to Agreement of Lease. We retained two signed originals for our files.

Thank you for your cooperation in finalizing this transaction.

Should you have any questions regarding this matter, do not hesitate to give me a call.

Very truly yours

[SIGNATHURE GRAPHIC HERE]
Brian R. Goetz
Executive Vice President - Real Estate Group

BRG/mcz
Enclosure

FIFTH AMENDMENT TO AGREEMENT OF LEASE

MADE AS OF THE 1st DAY OF October, 2008

BY AND BETWEEN

THE BUNCHER COMPANY, as Landlord, a Pennsylvania corporation having its principal place of business in Allegheny County, Pennsylvania

AND

HAEMONETICS CORPORATION, as Tenant, a Massachusetts corporation having its principal place of business in the City of Braintree, Norfolk County, Massachusetts

WHEREAS, the parties hereto have entered into a certain Agreement of Lease dated July 17, 1990, as amended by First Amendment to Agreement of Lease dated April 30, 1991, by Second Amendment to Agreement of Lease dated October 18, 2000, by Third Amendment to Agreement of Lease dated March 23, 2004, and by Fourth Amendment to Agreement of Lease dated March 12, 2008 (hereinafter collectively called the “Lease”), covering certain property known as Buildings 18 and 18A on Avenue C and a portion of Building 3 on Avenue A (the “Building #3 Space”), in the Buncher Commerce Park, Borough of Leetsdale, Allegheny County, Pennsylvania and more particularly described in the Lease and called herein and therein the Leased Premises; and WHEREAS, all terms defined in the Lease and used herein shall have the same meaning herein as in the Lease unless otherwise provided herein; and

WHEREAS, the parties hereto desire to further amend the Lease to (i) expand the Leased Premises by 809 square feet of agreed upon space located alongside Building 18 (the “Building 18 Expansion Space”) as shown shaded in yellow on Exhibit A-5 which is attached hereto and made a part hereof, (ii) extend the Roll Over Term of the Lease for seven (7) additional years (the “Second Extended Term”), (iii) increase the monthly rental for the Leased Premises, (iv) provide for two additional extensions of the term of the Lease (each an “Additional Renewal Term”), (v) provide Tenant with an allowance (“Tenant Improvement Allowance”) to make certain improvements to the Leased Premises, and (vi) provide for other changes to the Lease that reflect the agreement reached by the parties.

NOW, THEREFORE in consideration of the premises and intending to be legally bound, the parties hereto promise, covenant and agree that the Lease be and is hereby amended as follows:

1.      LEASED PREMISES: Subject to the provisions of paragraph 3 of this Fifth Amendment to Agreement of Lease, effective October 1, 2008, the Leased Premises shall be expanded to include the Building 18 Expansion Space and the Building 18 Expansion Space shall be included in and become a part of the Leased

Premises. The total rentable square footage of the Leased Premises, including the Building 18 Expansion Space shall be 111,047, allocated as follows: Building 18 and 18A (81,929); Building 3 Space (28,309); and Building 18 Expansion Space (809). Tenant has examined the Building 18 Expansion Space and takes the same AS IS/WHERE IS.

2. TERM: The term of the Lease, exclusive of the Building #3 Space, is hereby extended for the Second Extended Term to commence immediately following the expiration of the Roll Over Term. The expiration date of the Lease as extended by the Second Extended Term, exclusive of the Building #3 Space, is hereby changed from June 30, 2011, to June 30, 2018. The expiration date of the Lease, as it applies to the Building #3 Space, shall remain April 30, 2009.

3. RENT: Tenant shall pay to Landlord as monthly rental for the Leased Premises, as expanded by the Building #18 Expansion Space, the following amounts at the following times:

A.
Tenant shall continue to pay to Landlord as monthly rental for the Leased Premises (i.e. Building 18 and 18A and the Building #3 Space) the existing monthly rental of $38,692.23 to and including October 1, 2008.

B.
Beginning October 1, 2008 and on the first day of each succeeding calendar month thereafter to and including March 1, 2009, Tenant shall pay to Landlord as monthly rental for the Leased Premises, as expanded by the Building 18 Expansion Space, the amount of $38,942.23.

C.
In the event Tenant exercises its option to extend the Lease and the term thereof for the Building #3 Space for the New Renewal Term(s) as provided in paragraph 7 of the Fourth Amendment to Agreement of Lease, beginning on April 1, 2009, Tenant shall continue to pay to Landlord as monthly rental for the Leased Premises (i.e. Building 18 and 18A, Building 18 Expansion Space and the Building #3 Space) the amount of $38,942.23.

D.
In the event the Building #3 Lease Term or any extension thereof terminates for whatever cause, beginning on the first day of the month following the termination of the Building #3 Lease and on the first day of each calendar month thereafter to and including June 1, 2011, Tenant shall pay to Landlord as monthly rental for the Leased Premises (i.e. Building 18 and 18A and the Building 18 Expansion Space the amount of $28,916.13.

E.	Beginning on July 1, 2011, and on the first day of each calendar month thereafter for the balance of the Second Extended Term, Tenant shall pay to Landlord as monthly rental for the Leased

Premises (i.e. Building 18 and 18A and the Building 18 Expansion Space) the amount of $31,997.49.

The rentals under this paragraph 3 shall be payable in advance, without demand, deduction or set off. All rentals and other sums payable as additional rental hereunder shall be paid to Landlord at 1300 Penn Avenue, P.O. Box 768, Pittsburgh, PA 15230-0768 or at such other place or to such other person as may be designated by Landlord in writing.

4. Paragraph 5 of the Second Amendment to Agreement of Lease dated October 18, 2000, is hereby deleted in its entirety.

5. RENEWAL OPTION: Tenant shall have the right and option to extend the Second Extended Term of the Lease for the Leased Premises, excluding the Building #3 Space, for two additional terms of five (5) years (each an “Additional Renewal Term”) to commence immediately following the expiration of the Second Extended Term, or first Additional Renewal Term, whichever is applicable. Tenant may exercise the right to extend the term of the Lease for an Additional Renewal Term only by delivering to Landlord written notice of Tenant’s exercise of such right no less than nine (9) months prior to the expiration date of the Second Extended Term or the first Additional Renewal Term, if applicable, time being of the essence. The terms and conditions of the Lease shall continue in full force and effect for each Additional Renewal Term except that the monthly rental for each Additional Renewal Term shall be calculated pursuant to the following formula:

The monthly rental for the Additional Renewal Term for which this calculation is made shall equal $31,997.49 multiplied by a fraction, the numerator of which is the CPI in effect on the expiration of the Second Extended Term or the first Additional Renewal Term, whichever is applicable, and the denominator of which is the CPI in effect for June 2011.

Notwithstanding the result of the above calculation, the monthly rental for each applicable Additional Renewal Term shall not be less that the monthly rental in effect for the preceding term.

The CPI, as referred to herein, means the Consumer Price Index for all Urban Consumers 1984=100 relating to the United States City Average, as issued by the Bureau of Labor Statistics of the United States Department of Labor, or any successor to the function thereof. In the event of the conversion of the CPI to a different standard reference base or any other revision thereof, the determination hereunder shall be made with the use of such Bureau of Labor Statistics or successor to the functions thereof or in the absence of the publication of such conversion factor, such formula or table as the parties shall mutually designate.

As a condition precedent to the commencement of the first Additional Renewal Term, or the second Additional Renewal Term, whichever is applicable, Tenant shall not be in default of the Lease, and Haemonetics Corporation, itself or its affiliate, shall be in full possession of the Leased Premises continually during the Second Extended Term and at the commencement of the first Additional Renewal Term, or during the first Additional Renewal Term, and at the commencement of the Second Additional Renewal Term, whichever is applicable. If the conditions precedent are not met, Landlord may, at its option, terminate the Lease as of the last day of the Second Extended Term or first Additional Term, whichever is applicable, of the Lease.

6. TENANT IMPROVEMENT ALLOWANCE: As an inducement for Tenant entering into the Second Extended Term and the faithful performance of its obligations under the Lease, Landlord shall, provided Tenant is not then in default hereunder, pay to Tenant a Tenant Improvement Allowance in the amount of $82,000.00 to be used to offset the cost of tenant improvements to the Leased Premises. Landlord shall pay to Tenant the Tenant Improvement Allowance within twenty (20) days after receipt of proper documentation of the cost of the completed tenant improvements. Any amount of Tenant Improvement Allowance not used by Tenant shall be retained by Landlord and shall be used to offset rental.

7. TENANT’S WORK: Tenant shall have the right at Tenant’s sole cost and expense to make certain improvements as shown on Exhibit B-5 attached hereto and made a part hereof (“Tenant’s Work”) to the Leased Premises and to the Building 18
Expansion Space. Tenant’s Work shall be made in a good and workmanlike manner. All contracts for Tenant’s Work shall require signed releases against mechanics liens upon payment in full for such Tenant’s Work.

If Tenant’s Work is constructed by persons other than Landlord or Tenant, Tenant shall cause its contractors to provide Landlord with evidence of commercial general liability insurance at the limits set forth in section 8 of the Agreement of Lease and shall name Landlord as additional insured and shall provide Landlord with evidence of Workers’ Compensation and Employers Liability insurance. Tenant shall indemnify and save harmless Landlord from all expense, liens, claims, damages or injuries to either persons or property arising out of, or resulting from the making of Tenant’s Work. Tenant’s Work shall be subject to the terms and conditions set forth in section 5 of the Agreement of Lease dated July 17, 1990.

8. RIGHT OF FIRST OFFER: During the Second Extended Term only, Landlord, before offering any vacant space in Building #19/19A for rent to any third party, shall first offer same to Tenant for lease upon terms and conditions Landlord is willing to accept. Tenant shall have the right within fifteen (15) business days of the notice of such written offer to accept or reject such offer, which acceptance or rejection shall be in writing. If Tenant rejects such offer, does not accept the offer or fails to respond to said offer within said fifteen (15) day period, Landlord may offer such space for rent to third parties, and Landlord shall have no further obligation to offer such space to Tenant.

9. RENOVATIONS AND REPAIRS: Landlord shall use Landlord’s best efforts to substantially complete within a commercially reasonable period of time following execution of this Fifth Amendment to Agreement of Lease, and at Landlord’s sole cost and expense, the following renovations and repairs: (i) milling, repaving, and re-striping the existing parking lot; and (ii) inspecting, repairing and/or replacing the unit heaters in the warehouse portion of Buildings 18 and 18A of the Leased Premises (the “Renovations and Repairs”).

The parties acknowledge and understand that Landlord will be performing the Renovations and Repairs in the Leased Premises during the time Tenant occupies the Leased Premises. Landlord and Tenant shall each take reasonable steps to protect Tenant’s property from loss or damage during the time the Renovations and Repairs are being performed and the parties shall reasonably cooperate with one another so that Landlord may complete the Renovations and Repairs with all due dispatch while minimizing interference with the conduct of Tenant’s business operations.

10. BROKER: Except as provided below, Landlord and Tenant each hereby warrants to the other that no real estate broker has been involved in this transaction on its behalf and that no finder’s fees, referral fees, or real estate commissions have been earned by any third party. Tenant hereby agrees to indemnify Landlord and Landlord hereby agrees to indemnify Tenant for any liability or claims for commissions or fees arising from a breach of this warranty by it. The only real estate broker involved in this transaction is DTZ FHO Partners whose commission or fee with respect to this transaction shall be paid by Landlord in accordance with that certain letter to DTZ FHO dated July 11, 2008.

WITNESS the due execution hereof on the day and year first written above.

ATTEST:		THE BUNCHER COMPANY
BY:	[SIGNATURE APPEARS HERE]	BY:	[SIGNATURE APPEARS HERE]
	Bernita Buncher		Thomas J. Balestrieri
	Secretary		President/CEO

(Corporate Seal)

ATTEST:		HAEMONETICS CORPORATION
BY:	[SIGNATURE APPEARS HERE]	BY:	[SIGNATURE APPEARS HERE]
Name:	[SIGNATURE APPEARS HERE]	Name:	[SIGNATURE APPEARS HERE]
Title:	[SIGNATURE APPEARS HERE]	Title:	[SIGNATURE APPEARS HERE]

(Corporate Seal)